Exhibit 5.1

April 13, 2007

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

Re:	Owens Corning 6.500% Senior Notes due 2016 and 7.000% Senior Notes due 2036

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Owens Corning, a Delaware corporation (the “Company”), and certain subsidiaries of the Company (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $650,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2016 (the “Exchange Notes due 2016”) and $550,000,000 aggregate principal amount of the Company’s 7.000% Senior Notes due 2036 (the “Exchange Notes due 2036” and, together with the Exchange Notes due 2016, the “Exchange Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of currently outstanding 6.500% Senior Notes due 2016 (the “Outstanding Notes due 2016”) and 7.000% Senior Notes due 2036 (the “Outstanding Notes due 2036” and, together with the Outstanding Notes due 2016, the “Outstanding Notes”), respectively. The Outstanding Notes are, and the Exchange Notes will be, guaranteed (the “Guarantees”) by the Guarantors. The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture dated as of October 31, 2006, as amended or supplemented (the “Indenture”), among the Company, the Guarantors and LaSalle Bank National Association, as trustee (the “Trustee”). We refer herein to the Guarantors listed on Annex A hereto as the “Specified Guarantors”.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the Indenture, the form of Exchange Notes and the form of Notation of Guarantee (the “Notice of Guarantee”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Owens Corning

April 13, 2007

For purposes of paragraph 7 below, we have assumed with respect to the each Guarantor other than the Specified Guarantors that (i) each Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) each Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees, (iii) the Indenture has been duly authorized, executed and delivered by each Guarantor and (iv) each Guarantee has been duly authorized, executed and delivered by the Guarantor which is a party thereto. We have also assumed that no event has occurred that would cause the release of the Guarantee by any Guarantor under the terms of the Indenture or any Notice of Guarantee.

Based on the foregoing, and subject to the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. Each of the Company and each Specified Guarantor is duly incorporated or formed, as the case may be, and is validly existing under the laws of the jurisdiction in which it is incorporated or formed.

2. The Indenture has been duly authorized, executed and delivered by the Company and each of the Specified Guarantors.

3. The Company has the corporate power and authority to execute and deliver and perform its obligations under each of the Indenture and the Exchange Notes.

4. Each of the Specified Guarantors has the corporate or limited liability company, as the case may be, power and authority to execute and deliver and perform its obligations under the Indenture and its respective Guarantee.

5. Assuming the Indenture has been duly executed and delivered by the Trustee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (ii) the Exchange Notes due 2016 shall have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes due 2016 in the manner described in the Registration Statement, the Exchange Notes due 2016 will be legally issued and valid and binding obligations of the Company, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). In addition, a court might refuse to enforce a provision of the Exchange Notes due 2016 if it deems such provision to violate public policy.

Owens Corning

April 13, 2007

6. Assuming the Indenture has been duly executed and delivered by the Trustee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act and (ii) the Exchange Notes due 2036 shall have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes due 2036 in the manner described in the Registration Statement, the Exchange Notes due 2036 will be legally issued and valid and binding obligations of the Company, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). In addition, a court might refuse to enforce a provision of the Exchange Notes due 2036 if it deems such provision to violate public policy.

7. Assuming the Indenture has been duly executed and delivered by the Trustee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act, and (ii) the Exchange Notes shall have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amount of the applicable Outstanding Notes in the manner described in the Registration Statement, the Guarantee of each Guarantor with respect to such Exchange Notes will be a legally issued and valid and binding obligation of such Guarantor, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). In addition, a court might refuse to enforce a provision of the Guarantees if it deems such provision to violate public policy.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the laws of the States of New York and Illinois and the Securities Act. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder (other than federal securities laws).

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in our made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP

ANNEX A

SPECIFIED GUARANTORS

Engineered Pipe Systems, Inc., a Delaware corporation

Eric Company, a Delaware corporation

Exterior Systems, Inc., a Delaware corporation

Falcon Foam Corporation, a Delaware corporation

INTEGREX Ventures, LLC, a Delaware limited liability company

IPM Inc., a Delaware corporation

Jefferson Holdings Inc., a Delaware corporation

Modulo USA LLC, a Delaware limited liability company

Norandex Distribution, Inc., a Delaware corporation

OCCV1, Inc., a Delaware corporation

OCCV2, LLC, a Delaware limited liability company

OCCV3, LLC, a Delaware limited liability company

OCCV4, LLC, a Delaware limited liability company

Owens Corning Composite Materials, LLC, a Delaware limited liability company

Owens Corning Construction Services, LLC, a Delaware limited liability company

Owens Corning Cultured Stone, LLC, a Delaware limited liability company

Owens Corning Fabwel, LLC, a Delaware limited liability company

Owens Corning Fiberglass Technology, Inc., an Illinois corporation

Owens-Corning Fiberglas Technology II, LLC, a Delaware limited liability company

Owens Corning Foam Insulation, LLC, a Delaware limited liability company

Owens Corning Franchising, LLC, a Delaware limited liability company

Owens-Corning Funding Corporation, a Delaware corporation

Owens Corning HOMExperts, Inc., a Delaware corporation

Owens Corning HT, Inc., a Delaware corporation

Owens Corning Insulating Systems, LLC, a Delaware limited liability company

Owens Corning Overseas Holding, Inc., a Delaware corporation

Owens Corning Roofing and Asphalt, LLC, a Delaware limited liability company

Owens Corning Sales, LLC, a Delaware limited liability company

Owens Corning Science and Technology, LLC, a Delaware limited liability company

Owens Corning U.S. Holdings, LLC, a Delaware limited liability company

Palmetto Products, Inc., a Delaware corporation